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AIG                       October 31, 2019

Life and Retirement
21650 Oxnard Street       U.S. Securities and Exchange Commission
Suite 750                 Division of Investment Management
Woodland Hills, CA 91367  100 F. Street, NE
www.aig.com               Washington, DC 20549

Manda Ghaferi             Dear Madam/Sir:

Vice President and        Referring to this Registration Statement on behalf
Deputy General Counsel    of The United States Life Insurance Company in the
T + 1 310 772 6545        City of New York Separate Account USL VL-R
F + 1 310 772-6569        ("Separate Account") and the Registration Statement
mghaferi@aig.com          on Form N-6 filed November 4, 2019 (the
                          "Registration Statement") on behalf of the Separate
                          Account and having examined and being familiar with the Articles of Incorporation and By-Laws of The
                          United States Life Insurance Company in the City of
                          New York ("US Life"), the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

                              1) US Life is a duly organized and existing
                                 stock life insurance company under the laws of the State of New York;

                              2) The Separate Account is a duly organized and
                                 existing separate account of US Life;

                              3) Assets allocated to the Separate Account are
                                 owned by US Life and US Life is not a trustee with respect thereto. The variable universal life insurance policies provide that the portion of the assets of the Separate Account equal to the reserves and other variable universal life insurance policy liabilities with respect to the Separate Account will not be chargeable with the liabilities arising out of any other business US Life may conduct. US Life reserves the right to transfer assets of the Separate Account in excess of such reserves and other liabilities to the general account of US Life.

                              4) The variable universal life insurance
                                 policies being registered by the Registration Statement will, upon sale thereof, be duly authorized and constitute validly issued and binding obligations of US Life in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

                          I am admitted to the bar in the State of California, and I do not express any opinion as to the laws of any other jurisprudence. I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                          Very truly yours,

                          /s/ Manda Ghaferi

                          Manda Ghaferi